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                                                                   EXHIBIT 10.58

                            SETTLEMENT AGREEMENT AND
                        FULL AND FINAL RELEASE OF CLAIMS

                  This Settlement Agreement and Full and Final Release of Claims ("Agreement") is made and entered into between Steven E. Turner ("Mr. Turner") and Verilink Corporation ("Verilink").

         1. SEVERANCE. Mr. Turner and Verilink have agreed to end their employment relationship in a manner such that Mr. Turner's employment with Verilink will end effective March 2, 2001 ("Effective Separation Date").

         2. CONSIDERATION. In consideration of his decision to enter into this Agreement, Verilink will provide Mr. Turner with the following:

                  (a) The continuation of his current salary for a period of six (6) months from Mr. Turner's Effective Separation Date. In the alternative, Verilink may at any time choose to pay Mr. Turner a lump sum payment equal to the outstanding balance of his remaining salary. All such payments are subject to the applicable legal withholdings.

                  (b) The continuation of the coverage currently in effect for Mr. Turner and Mr. Turner's covered dependents under the medical, dental and vision plans for a period of six (6) months from his Effective Separation Date.

                  (c) The right to exercise any vested stock options for a period of ninety (90) days following Mr. Turner's Effective Separation Date, pursuant to Verilink's current Stock Option Plan.

                  (d) Whether or not Mr Turner executes this Agreement, the payment of any accrued, but unused, paid-time-off, as soon as administratively feasible after his Effective Separation Date or within a reasonable period after this Agreement becomes binding and effective, whichever is later. All such payments are subject to the applicable legal withholdings. Paid Time Off will not accrue following Mr. Turner's effective separation date.

                  3. NO OBLIGATION. Mr. Turner agrees and understands that the consideration described in Paragraph 2 above is not required by Verilink's policies and procedures or by any prior agreement between Verilink and Mr. Turner.

                  4. FULL AND FINAL RELEASE. In consideration of the payments being provided to him above, Mr. Turner, for himself, his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Verilink, all subsidiary and/or affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as "Verilink"), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the effective date of this Agreement. Specifically


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included in this waiver and release are, among other things, any and all claims for severance pay benefits under the Employee Retirement Income Security Act of 1974 (ERISA), any and all claims of alleged employment discrimination, either as a result of the separation of Mr. Turner's employment, or otherwise, under the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act; Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, or any other unlawful behavior, the existence of which is specifically denied by Verilink. Nothing in this Agreement and Release, however, is intended to waive Mr. Turner's entitlement to vested benefits under any pension or 401(k) plan or other benefit plan provided by Verilink. Finally, the above release does not waive claims that Mr. Turner could make, if available, for unemployment or workers' compensation.

         5. NO OTHER CLAIMS. Mr. Turner represents that he has not filed, nor assigned to others the right to file, nor are there pending, any complaints, charges or lawsuits against Verilink with any governmental agency or any court, and that he will not file, nor assign to others the right to file, or make any further claims against Verilink at any time for actions or omissions covered by the release in Paragraph 4 above.

         6.       OWNERSHIP AND PROTECTION OF PROPRIETARY INFORMATION.

                  (a) Confidentiality. All Confidential Information and Trade Secrets, as defined below, and all physical embodiments thereof received or developed by Mr. Turner while employed by Verilink are confidential to and are and will remain the sole and exclusive property of Verilink. Such Confidential Information and/or Trade Secrets includes, but is not limited to, those developed in conjunction with the Boston initiative and with the Boston University Photonics Center and Beacon Telco project(s). Mr. Turner will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by Mr. Turner to lose its character or cease to qualify as Confidential Information or Trade Secrets. This provision is in addition to and is not intended to supercede the Employee Proprietary Information and Inventions Agreement ("Proprietary Information Agreement"), executed by Mr. Turner on December 14, 1998, which is incorporated herein and attached as Exhibit A. Nothing in this Agreement, including Paragraph 13, is intended to modify that Proprietary Information Agreement.

                  (i) "Confidential Information" means data and information relating to the Business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to Mr. Turner or of which Mr. Turner became aware as a consequence of or through his employment relationship with Verilink and which has value to Verilink and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by Verilink (except where such


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public disclosure has been made by Mr. Turner without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

                  (ii) "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                  (c) Return of Company Property. Mr. Turner will promptly deliver to Verilink all property belonging to Verilink, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in Mr. Turner's custody, control or possession.

                  (d) Survival. The covenants of confidentiality set forth in this Paragraph will apply as of the date Mr. Turner executes this Agreement to any Confidential Information and Trade Secrets previously disclosed by Verilink or developed by Mr. Turner during the course of his employment with Verilink. The covenants restricting the use of Confidential Information will continue and be maintained by Mr. Turner for a period of two (2) years following the date of execution of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by Mr.Turner following execution of this Agreement for so long as permitted by the Alabama law.

         7.       AGREEMENT NOT TO SOLICIT CUSTOMERS OR EMPLOYEES.

                  (a) Agreement Not to Solicit Customers or Consultants. Mr. Turner agrees that beginning immediately and continuing for a period of one year from his Effective Separation Date, he will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, (1) solicit, divert, or appropriate or attempt to solicit, divert, or appropriate to any third party, any individual or entity which was an actual or actively sought prospective client, customer, or consultant of Verilink (determined at the date Mr. Turner was last employed by Verilink and continuing for a period of one year from his Effective Separation Date ) and with whom Mr. Turner had material contact during Mr. Turner's last two (2) years of employment with Verilink; or
(2) interfere in any way with Verilink's business relationship with any person or entity.

                  (b) Agreement Not to Solicit Employees. Mr. Turner agrees that beginning immediately, and continuing for a period of one year from his Effective Separation Date, he will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, any person employed by Verilink, and


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whom Mr. Turner supervised or hired on behalf of Verilink, whether or not such employee is a full-time employee or a temporary employee of Verilink and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will. This provision is not intended to prohibit Mr. Turner from employing a former Verilink employee so long as he did not in any way solicit, encourage or otherwise cause that employee to leave Verilink.

         8. NON-DISPARAGEMENT. Mr. Turner agrees that he has not and will not make statements to clients, customers and suppliers of Verilink or to other members of the public that are in any way disparaging or negative towards Verilink, Verilink's products or services, or Verilink's representatives or employees.

         9. NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement shall not be construed as an admission by Verilink of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

         10. COMPLETE TERMINATION OF EMPLOYMENT RELATIONSHIP. Except as set forth above, Mr. Turner and Verilink agree as a matter of intent that, except for vested pension benefits, if any, this Agreement terminates all aspects of the relationship between them for all time and that Mr. Turner will not represent himself as an officer or employee of Verilink after the Effective Separation Date. Mr. Turner therefore acknowledges that he does not and will not seek reinstatement, future employment, or return to active employee status with Verilink or any subsidiary or affiliated company. Mr. Turner further acknowledges that neither Verilink nor any subsidiary or affiliated company shall be under any obligation whatsoever to consider him for reinstatement, employment, re-employment, consulting or other similar status at any time. This provision will not preclude Mr. Turner from contracting with Verilink on behalf of another company that has employed him. It also will not preclude Verilink in the future from considering Mr. Turner for a position, either upon request or otherwise, although Verilink cannot be compelled to consider Mr. Turner for or to provide Mr. Turner with any position at any time.

         11. CONFIDENTIALITY. The nature and terms of this Agreement are strictly confidential and they have not been and shall not be disclosed by Mr. Turner at any time to any person other than his lawyer, his accountant, or his immediate family without the prior written consent of an officer of Verilink, except as necessary in any legal proceedings directly related to the provisions and terms of this Agreement, to prepare and file income tax forms, or pursuant to court order after reasonable notice to Verilink.

         12. GOVERNING LAW. This Agreement shall be interpreted under the laws of the State of Alabama.

         13. SEVERABILITY. The provisions of this Agreement are severable, and if any part of this Agreement except Paragraph 4 is found by a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective. If Paragraph 4 is found by a


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court of competent jurisdiction to be unenforceable, the parties agree to seek a determination by the court as to the rights of the parties, including whether
Mr. Turner is entitled under those circumstances and the relevant law to retain the benefits paid to him under the Agreement.

         14. SOLE AND ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties. Any prior agreements between or directly involving the parties to the Agreement are superseded by the terms of this Agreement and thus are rendered null and void. However, any noncompete agreements or prior agreements between the parties related to inventions, business ideas, and confidentiality of corporate information remain intact.

         15. NO OTHER PROMISES. Mr. Turner affirms that the only consideration for him signing this Agreement is that set forth in Paragraph 2, that no other promise or agreement of any kind has been made to or with him by any person or entity to cause him to execute this document, and that he fully understands the meaning and intent of this Agreement, including, but not limited to, its final and binding effect.

         16. REMEDIES. Mr. Turner agrees that the covenants and agreements contained in Sections 6 and 7 hereof are of the essence of this Agreement; that each such covenant is reasonable and necessary to protect and preserve the interests and properties of Verilink; that Mr. Turner has access to and knowledge of Verilink's business and financial plans; that irreparable loss and damage will be suffered by Verilink should Mr. Turner breach any such covenant and agreement; that each such covenant and agreement is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreement or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, Verilink shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by Mr. Turner of any of the covenants or agreements.

         17. ADVICE OF COUNSEL. Mr. Turner acknowledges that he has been advised by Verilink to consult with an attorney in regard to this matter. He further acknowledges that he has been given twenty-one (21) days from the time that he receives this Agreement to consider whether to sign it. If Mr. Turner has signed this Agreement before the end of this twenty-one (21) day period, it is because he freely chose to do so after carefully considering its terms. Finally, Mr. Turner shall have seven (7) days from the date he signs this Agreement to change his mind and revoke the Agreement. If Mr. Turner does not revoke this Agreement within seven days of his signing, this Agreement will become final and binding on the day following such seven-day period.

         18. SIGNATURE. The Agreement may be signed in counterpart and/or through the use of facsimile signatures without effecting its binding nature or effectiveness.


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         19.      LEGALLY BINDING AGREEMENT. Mr. Turner understands and
acknowledges that (a) that this is a legally binding release; (b) that by signing this Agreement, he is hereafter barred from instituting claims against Verilink in the manner and to the extent set forth in Paragraph 4 and Paragraph 5 above; and (c) that this Agreement is final and binding.

                 PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES
                 A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


         Date:       03/02/01                       /s/ Steven E. Turner
               --------------------          -----------------------------------
                                             Steven E. Turner

         FOR: VERILINK CORPORATION


         Date:       03/02/01                By:    /s/ Betsy D. Mosgrove
               --------------------          -----------------------------------
                                             Full Name
                                                    VP, HR
                                             -----------------------------------
                                             Title


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